UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K/A
                              Amendment No. 1


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported): January 20, 2006



                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 23, 2006, NIKE, Inc. (the "Company") filed a Current Report on Form 8-K (the "Report") to report, among other things, the appointment on January 20, 2006 of Mark G. Parker as a director and President and Chief Executive Officer of the Company. The first three paragraphs of Item 5.02 of the Report are incorporated herein by reference. At the time of filing the Report, the Company's Compensation Committee had not yet considered what adjustments would be made to Mr. Parker's existing agreement with the Company as a result of his promotion. The Company is filing this Amendment No. 1 to the Report to amend Item 5.02 to provide a brief description of a new agreement with Mr. Parker, in accordance with instruction 2 to Item 5.02 of Form 8-K.

     On February 28, 2006, the Company and Mr. Parker entered into a new Covenant Not to Compete and Non-Disclosure Agreement (the "Agreement"). The Agreement supersedes his prior Covenant Not to Compete and Non-Disclosure Agreement, amended as of December 28, 2004.

     The following description of the Agreement briefly summarizes the terms and conditions that are material to the Company, and is qualified in its entirety by reference to the full text of the Agreement which is filed as exhibit 10.1 to this Amendment No. 1.

     The Agreement between the Company and Mark G. Parker contains a covenant not to compete that extends for two years following the termination of his employment with the Company. The Agreement provides that if Mr. Parker's employment is terminated by the Company, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to 1/12th of his then current annual salary and target performance bonus ("Annual Nike Income"). The Agreement provides further that if Mr. Parker voluntarily resigns, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to 1/24th of his then current Annual Nike Income. If Mr. Parker is terminated without cause, the parties may mutually agree to waive the covenant not to compete, and if Mr. Parker is terminated for cause, the Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies. Note that Mr. Parker's previous Covenant Not to Compete and Non-Disclosure Agreement provided that if he voluntarily resigned, during the calendar year 2007, the Company would make monthly payments to him during the two-year noncompetition period in an amount equal to 1/12th of his Annual Nike Income.



Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits

       10.1 Covenant Not to Compete and Non-Disclosure Agreement, dated February 28, 2006 between NIKE, Inc.
                and Mark G. Parker



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NIKE, Inc.
                                     (Registrant)

                                         /s/ Donald W. Blair
Date: March 6, 2006             By: _______________________________
                                             Donald W. Blair,
                                             Chief Financial Officer